Exhibit 4.8

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”) dated as of October 18, 2012, among Cempra, Inc., a Delaware corporation (the “Company”), and the investors listed on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

Background

1. Sale of Securities. In connection with that certain Securities Purchase Agreement among the parties hereto dated the date hereof (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to the Purchasers listed on the signature pages hereof Three Million Eight Hundred Sixty Four Thousand Four Hundred Sixty One (3,864,461) shares (the “Common Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

2. Registration Rights. In accordance with the terms of the Securities Purchase Agreement, the Company has agreed to provide to the Purchasers certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable securities laws of the states of the United States.

The execution and delivery of this Agreement is a condition to the Purchaser’s obligation to purchase the Common Shares under the Securities Purchase Agreement.

Agreement

The Company and each of the Purchasers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Additional Payment Amount” shall have the meaning set forth in Section 2(d).

“Advice” shall have the meaning set forth in Section 2(e).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Shares” shall have the meaning set forth in the preamble.

“Company” shall have the meaning set forth in the preamble.

“Effective Date” means, with respect to any Registration Statement, the date that the Commission first declares effective such Registration Statement.

“Effectiveness Deadline” means an Initial Effectiveness Deadline or a Subsequent Effectiveness Deadline.

“Effectiveness Period” shall have the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means: (a) with respect to the initial Registration Statement to be filed pursuant to Section 2(a), the 10 Business Day following the Closing Date under the Securities Purchase Agreement; and (b) with respect to any additional Registration Statement to be filed pursuant to Section 2(b) , the 30th day following the date that the Commission shall indicate as being the first date or time that such filing may be made.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor organization performing similar functions.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c).

“Indemnifying Party” shall have the meaning set forth in Section 5(c).

“Initial Effectiveness Deadline” means, with respect to the Registration Statement filed pursuant to Section 2(a), the date that is: (a) in the event that the Registration Statement is not subject to a full review by the SEC, 40 days after the Closing Date; or (b) in the event that the Registration Statement is subject to review by the SEC, 80 days after the Closing Date.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus, any free-writing prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Purchaser” shall have the meaning set forth in the preamble.

“Registrable Securities” means each of the Securities upon its original issuance and at all times subsequent thereto until: (i) a Registration Statement covering such Security has been declared effective by the Commission and such Security has been disposed of in accordance with such effective Registration Statement; (ii) such Security ceases to be outstanding; or (iii) such Security has been sold in compliance with Rule 144 or may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144).

“Registration Default” shall have the meaning set forth in Section 2(d).

“Registration Statement” means a registration statement filed pursuant to the terms hereof and which covers the resale by the Holders of Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein. For the avoidance of doubt, “Registration Statement” means the initial registration statement described above in this paragraph and any additional registration statement or registration statements that are needed to sell additional Registrable Securities with the effect that the obligations of the Company under this Agreement also extend to such additional registration statement or registration statements, in all cases, as specified in this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Common Shares issued pursuant to the Securities Purchase Agreement, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event or conversion price adjustment with respect thereto.

“Securities Act” shall have the meaning set forth in the preamble.

“Securities Purchase Agreement” shall have the meaning set forth in the preamble.

“Selling Holder Questionnaire” shall have the meaning set forth in Section 2(e).

“Subsequent Effectiveness Deadline” means, with respect to any additional Registration Statement filed pursuant to Section 2(b), the date that is: (a) in the event that the Registration Statement is not subject to a full review by the SEC, 60 days after the Filing Deadline applicable to such Registration Statement, or (b) in the event that the Registration Statement is subject to a full review by the SEC, 90 days after the Filing Deadline applicable to such Registration Statement.

“Subsequent Registration Statement” shall have the meaning set forth in Section 2(b).

“Suspension Period” shall have the meaning set forth in Section 2(c).

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or such other United States registered national securities exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means, collectively, this Agreement and the Securities Purchase Agreement, dated as of October 18, 2012, among the Company and the purchasers named therein.

2. Registration.

(a) Initial Registration. On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” substantially in the form attached hereto as Annex A, as the same may be amended in accordance with the provisions of this Agreement. The Company shall use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but, in any event, shall cause the Registration Statement to be declared effective no later than the Initial Effectiveness Deadline, and shall keep the Registration Statement (or a Subsequent Registration Statement, as defined below) continuously effective under the Securities Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been sold or (ii) the date when all Registrable Securities covered by the Registration Statement cease to be Registrable Securities as determined by the counsel to the Company (the “Effectiveness Period”).

(b) Subsequent Registrations. If for any reason the Commission does not permit all of the Registrable Securities to be included in the Registration Statement initially filed pursuant to Section 2(a), then the Company shall prepare and file as soon as practicable after the date on which the Commission shall indicate as being the first date or time that such filing may be made, but in any event by the Filing Deadline, an additional Registration Statement covering the resale of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 (the “Subsequent Registration Statement”), provided that the number of Registrable Securities that the Company shall be required to register on each Subsequent Registration Statement shall not exceed the number of Registrable Securities the Commission allowed to be registered on the initial Registration Statement. If more than one Subsequent Registration Statement is required in order to cover the remaining unregistered Registrable Securities, the Company shall file such number of Subsequent Registration Statements as may be necessary to cover all of the Registrable Securities. The Company shall use reasonable best efforts to cause each such Registration Statement to be declared effective under the Securities Act as soon as practicable but, in any event, shall cause the Registration Statement to be declared effective no later than the Subsequent Effectiveness Deadline, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period.

(c) Suspension Periods. Notwithstanding anything to the contrary contained herein, the Company may suspend the effectiveness of a Registration Statement by written notice to the Holders for a period (each such period, a “Suspension Period”) not to exceed an aggregate of 15 Trading Days in any single period, and not to exceed an aggregate of 60 days in any 360-day period, if:

(i) an event occurs and is continuing as a result of which, if such event were not disclosed in the Registration Statement, the Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(ii) the Company reasonably determines in good faith that the disclosure of such event at such time would be seriously detrimental to the Company or its business.

(d) Additional Payment Amounts. The Company and the Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations under this Section 2 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if:

(i) a Registration Statement is not filed with the Commission on or before the applicable Filing Deadline;

(ii) a Registration Statement is not declared effective by the Commission on or before the applicable Effectiveness Deadline;

(iii) a Registration Statement is filed and declared effective but, during the applicable Effectiveness Period, shall cease to be effective or, other than by reason of a Suspension Period as provided in Section 2(c), shall fail to be usable for its intended purpose without such disability being cured within 10 Business Days by an effective post-effective amendment to such Registration Statement, a supplement to the Prospectus, a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure; or

(iv) (A) prior to or on the 15th Trading Day, as may be permitted under Section 2(c), of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 15 Trading Days for any single period, as may be permitted under Section 2(c), or an aggregate of 60 days in any 360-day period,

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), then in such event as relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities and not as a penalty, the Company hereby agrees to pay to each Holder, subject to Section 2(e), an amount in cash equal to 1.5% of the aggregate purchase price of the unregistered Registrable Securities held by such Holder for each 30-day period (prorated for periods totaling less than 30 days) following the Registration Default until the earlier to occur of: (i) such time as when the Company cures the Registration Default; and (ii) the date on which the Registrable Securities covered by the Registration Statement cease to be Registrable Securities. The payments to which a Holder shall be entitled pursuant to this Section 2(d) are referred to herein as “Additional Payment Amounts”. The Company shall pay Additional Payment Amounts, if any, to Holders on the earlier of: (I) the last day of the calendar month during which such Additional Payment Amounts are incurred; and (II) the third Business Day following the date on which the Registration Default giving rise to the Additional Payment Amounts is cured. In the event that the Company fails to pay Additional Payment Amounts within three Trading Days, such Additional Payment Amounts shall accrue interest, payable in cash in arrears, at the rate of 1.0% per month (prorated for partial months) until paid in full. Notwithstanding the above, in no event shall the Company be required under this Section 2(d) to pay to any Holder more than 10.0% of such Holder’s aggregate purchase price of its Shares.

(e) Selling Holder Agreements. Each Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex B or in a form mutually agreeable to the parties (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any Additional Payment Amounts under Section 2(d) or other damages to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least 10 Business Days prior to the applicable Filing Deadline.

Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 2(c) or Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

With respect to Registrable Securities not already covered by a Registration Statement, the Company shall only be obligated to make a filing when the aggregate Purchase Price of the Registrable Securities to be included in a post-effective amendment or supplement is more than $2.5 million.

3. Registration Procedures.

(a) Right to Prior Drafts. Not less than five Business Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Security Holders” section of such documents in the form in which the Company proposes to file them, which sections will be subject to the review of each such Holder. Each Holder shall provide comments, if any, within three Business Days after the date such materials are provided.

(b) Subsequent Amendments or Supplements, etc. The Company shall: (i) prepare and file with the Commission such amendments, including post-effective amendments, pursuant to Rule 462 or otherwise, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its applicable Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to any Registration Statement or any amendment thereto; (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement; and (v) upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Notices to Holders. The Company shall notify the Holders as promptly as reasonably practicable (and, in the case of clause (i)(A) below, not less than two Business Days prior to such filing, and, in the case of clause (i)(C) below, not more than 24 hours after effectiveness): (i): (A) when a Prospectus or any supplement thereto or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement; and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or that requires any Registration Statement, Prospectus or any document incorporated or deemed to be incorporated therein by reference to be revised so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Copies. Upon request, the Company shall furnish to each Holder, without charge: (i) at least one copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (excluding those previously furnished or incorporated by reference), except if such documents are available on the Commission’s website; and (ii) an electronic copy of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holder may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders, in compliance with the terms of this Agreement, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(e) Blue Sky. The Company shall, prior to any public offering of Registrable Securities, use reasonable best efforts to cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States that the selling Holders request in writing be covered, to keep each such registration or qualification (or exemption therefrom) effective during the applicable Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to become subject to any tax in any such jurisdiction where it is not then so subject.

(f) Statements. The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of general statements of book entry position on the records of the Company’s transfer agent, Computershare Trust Company N.A., through the DTC’s DWAC system representing Registrable Securities to be delivered to a transferee pursuant to any Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(g) Underwriters. If underwriters are used or if any Holder is deemed to be, alleged to be or reasonably believes it may be deemed or alleged to be an underwriter or is required under applicable securities laws to be described in a Registration Statement as an underwriter, with the concurrence of counsel for the Company, the Company shall use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters: (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) 144 Information. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act, the Company shall, during the Effectiveness Period, file with the Commission in a timely manner all reports and other documents required of the Company in order for the requirements under Rule 144(c) to be satisfied and provide to any Holder of Registrable Securities, upon reasonable request: (i) a written statement by the Company that it has complied with the current information requirements of Rule 144(c); and (ii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the Commission that permits the selling of any such securities without registration.

(i) The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning such Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchaser prior to making such disclosure, and allow such Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall use its best efforts to cause all the Registrable Securities covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(k) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the initial Registration Statement.

(l) At the reasonable request of a Purchaser, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(m) The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Purchasers of Registrable Securities pursuant to a Registration Statement.

(n) The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act and the rules and regulations promulgated by the SEC).

(o) If required by the Financial Industry Regulatory Authority, Inc. Corporate Financing Department, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4. Registration Expenses.

All fees and expenses incident to the performance of or compliance with this Agreement by the Company, other than underwriting discounts and commissions, shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement including, without limitation:

(i) all registration and filing fees (including, without limitation, fees and expenses: (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading; (B) related to compliance with applicable state securities or Blue Sky laws; and (C) incurred in connection with the preparation or submission of any filing with FINRA);

(ii) printing expenses and transfer agent expenses (including, without limitation, expenses of printing prospectuses if the printing of prospectuses is reasonably requested by Holders of a majority of the Registrable Securities included in a Registration Statement, and expenses of preparing statements of book entry accounts);

(iii) messenger, telephone and delivery expenses;

(iv) fees and disbursements of counsel for the Company;

(v) Securities Act liability insurance, if the Company so desires such insurance;

(vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement; and

(vii) all of the Company’s own internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

5. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) The Company will indemnify, hold harmless and defend (i) each Purchaser, (ii) the directors, officers, partners, managers, members, employees, agents and each Person who controls any Purchaser within the meaning of the Securities Act or the Exchange Act, if any, (iii) any underwriter (as defined in the Securities Act) for each Purchaser in connection with an underwritten offering pursuant to Section 3(g) hereof, and (iv) the directors, officers, partners, employees and each Person who controls any such underwriter within the meaning of the Securities Act or the Exchange Act, if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5(a) shall not apply to a Claim arising out of or based upon a Violation to the extent that such Violation occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 6.

(b) Promptly after receipt by an Indemnified Person under this Section 5 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 5, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnified Person, as the case may be.

PROVIDED, HOWEVER, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel for the Purchaser, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall pay for only one separate legal counsel for the Indemnified Persons, and such legal counsel shall be selected by Purchasers. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 5, except to the extent that the Company is actually prejudiced in its ability to defend such action. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c) Each Purchaser will indemnify, hold harmless and defend (i) the Company, and (ii) the directors, officers, partners, managers, members, employees, or agents of the Company, if any (each, a “Company Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Indemnity Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities, which occurs due to the inclusion by the Company in a Registration Statement of false or misleading information about a Purchaser, where such information was furnished in writing to the Company by such Purchaser for the purpose of inclusion in such Registration Statement. Notwithstanding anything herein to the contrary, the indemnity agreement contained in this Section 5(c) shall not apply to amounts paid in settlement of any Indemnity Claim if such settlement is effected without the prior written consent of the Purchasers which consent shall not be unreasonably withheld or delayed; and provided, further, however, that a Purchaser shall be liable under this Section 5(c) for only that amount of an Indemnity Claim as does not exceed the net amount of proceeds received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(d) Promptly after receipt by a Company Indemnified Person under this Section 5 of notice of the commencement of any action (including any governmental action), such Company Indemnified Person shall, if an Indemnity Claim in respect thereof is to be made against a Purchaser under this Section 5, deliver to such Purchaser a written notice of the commencement thereof, and such Purchaser shall have the right to participate in, and, to the extent such Purchaser so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Purchaser and the Company Indemnified Person, as the case may be.

(e) Contribution. To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law, based upon a comparative fault standard.

(f) Survival. The obligations of the Company and the Purchasers under this Section 5 shall survive completion of any offering of Common Shares in a Registration Statement and the termination of this Agreement. The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of other remedies or causes of action that the parties may have under the Transaction Documents.

6. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by each Purchaser to any transferee of all or any portion of the Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that a Purchaser transfers all or any portion of its Registrable Securities pursuant to this Section, the Company shall have at least ten (10) days to file any amendments or supplements necessary to keep a Registration Statement current and effective pursuant to Rule 415.

7. Miscellaneous.

(a) Notices. Any notice or other communication required or permitted to be provided hereunder shall be in writing and shall be delivered in person or by first class mail (registered or certified, return receipt requested), facsimile, or overnight air courier guaranteeing next day delivery, to such address as the recipient shall most recently have designated in writing or, if no such designation has been made, to the following address:

If to the Company:

Cempra, Inc.

6340 Quadrangle Drive, Suite 100

Chapel Hill, NC 27517

Attention: Prabhavathi Fernandes, Chief Executive Officer

Facsimile: (919) 313-6620

With a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attention: Kenneth E. Eheman, Esq.

Facsimile: (919) 781-4865

If to a Purchaser:

To the address set forth under such Purchaser’s name on the signature pages hereto.

If to any other person who is then a registered Holder:

To the address of such Holder as it appears in the record books of the Company.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied or sent by electronic mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to provide a notice or communication to one party hereto or any defect in it shall not affect its sufficiency with respect to other parties hereto.

(b) Independent Nature of Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of each other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Purchaser acknowledges that no other Purchaser will be acting as agent of such Purchaser in enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(d) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. In addition, the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(e) Governing Law; Jurisdiction; Jury Trial; etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT-OF-LAW PRINCIPLES. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(f) Amendments and Waivers. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Holders representing a majority of then outstanding Registrable Securities, and any amendment to this Agreement made in conformity with the provisions of this Section 6(f) shall be binding on the Purchasers and all Holders of the Registrable Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party from whom such waiver is requested. Notwithstanding the foregoing, a waiver or consent with respect to a matter that relates exclusively to the rights of one or more Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates, provided that, the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding two sentences.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) Entire Agreement. This Agreement and the Securities Purchase Agreement supersede all other prior oral or written agreements among the parties hereto and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the Securities Purchase Agreement, the Prior Confidentiality Agreements and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties hereto makes any representation, warranty, covenant or undertaking with respect to such matters.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that no party shall assign any of its rights or obligations hereunder without the prior written consent of the other party, except that the right to cause the Company to register Registrable Securities hereunder may be assigned (but only with all related obligations) by a Holder, in compliance with all applicable securities laws, to a transferee who acquires all or any part of such Holder’s Registrable Securities from the Holder, as long as such transferee agrees in writing to be bound by the provisions of this Agreement.

(j) Counterparts; Facsimile Copies. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing the same (or on whose behalf the same is executed) with the same force and effect as if such facsimile signature were the original thereof.

(k) Severability. If any provision of this Agreement shall be invalid, unenforceable, illegal or void in any jurisdiction, such invalidity, unenforceability, illegality or voidness shall not affect the validly or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. In that case, the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such provision. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining provisions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Headings. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

[Remainder of page intentionally left blank, signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

Cempra, Inc.

By:	/s/ Prabhavathi Fernandes
	Name:	Prabhavathi Fernandes
	Title:	Chief Executive Officer

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

AUTHORIZED SIGNATORY

By:
Name:
Title:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

Email:

Signature Page to Registration Rights Agreement

Annex A

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock offered in this prospectus on behalf of the selling shareholder. The term selling shareholder, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling shareholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling shareholder.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent the selling shareholder gifts, pledges or otherwise transfers the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling shareholder(s) under this prospectus.

The selling shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholder to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling shareholder may also sell shares of Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of the shares of Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

To the extent required, the shares of Common Stock to be sold, the name(s) of the selling shareholder(s), the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholder to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement that contains this prospectus and (2) the date on which the shares may be sold without registration or restriction under the Securities Act.

The selling shareholder and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholder may be deemed to be an “underwriter” as defined in Section 2(11) of the Securities Act, the selling shareholder may be subject to the prospectus delivery requirements of the Securities Act.

The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conform to the requirements of that Rule.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. No such broker-dealer will

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receive compensation in excess of that permitted by NASD Rule 2440 and IM-2440. In no event will any broker-dealer receive total compensation in excess of 8%. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that agent, dealer or broker-dealer under the Securities Act.

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Annex B

CEMPRA, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner (the “Selling Stockholder”) of common stock, $0.001 par value per share (the “Shares”), of Cempra, Inc. (the “Company”) understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of October 18, 2012 (the “Registration Rights Agreement”), among the Company and the Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company for use in preparing the Resale Registration Statement and any related prospectuses and represents and warrants that such information is accurate:

1.	Name.

	(a)	Full legal name of Selling Stockholder

	(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

	(c)	Full legal name of natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Shares covered by this questionnaire):

2.	Address for Notices to Selling Stockholder:

Name:

Address:

Telephone:

Fax:

Contact Person:

Email:

3.	Beneficial Ownership of Registrable Securities:

(a) Type and principal amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a) Are you a broker-dealer?
Yes No
☐ ☐

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the
Resale Registration Statement.

(b) Are you an affiliate of a broker-dealer?
Yes No
☐ ☐

(c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes No
☐ ☐

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the
Resale Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other Company securities beneficially owned by the Selling Stockholder:

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6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Resale Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Resale Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Resale Registration Statement and the related Prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, NC 27607

Attn: Alexander M. Donaldson, Esq.

Facsimile: (919) 781-4865

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